EXHIBIT 99.2

China Direct, Inc. Acquires 60% stake in CDI Magnesium and 51% stake in Jinan Wanda New Energy

BOCA RATON, FL – February 12, 2007 - (PRNewswire) - China Direct, Inc. (OTCBB: CHND), a company maintaining active, majority stakes in a diversified portfolio of Chinese companies as well as offering consulting services for both private and publicly traded Chinese entities, announced today that it has agreed to acquire a 60% interest in the newly created  CDI Magnesium Company, Limited.   and a 51% interest in Jinan Wanda New Energy Company, Limited.

Through the first agreement, CDI China will own 60% of CDI Magnesium Company, Limited.  CDI Magnesium will engage in manufacturing and worldwide distribution of magnesium alloy.  The joint venture partner in China will contribute a $4 million magnesium alloy manufacturing facility with the capacity to manufacture 10,000 tons of magnesium alloy per year.  This capacity could enable the partnership to produce approximately $22 million worth of magnesium alloy annually, with an estimated 10% profit margin.  CDI China will be responsible for providing working capital, technology, daily operations management and distribution.  The finished magnesium alloy will be marketed to the automobile, PC, and cell phone industries as well as various other product manufacturers.

Through the second agreement, CDI China will own 51% of Jinan Wanda New Energy Company, Limited.  Jinan Wanda is an alternative energy company engaged in the manufacture and distribution of equipment that converts waste tires into distillate fuels such as diesel, gasoline and fuel oil.  Jinan Wanda has successfully developed this patented “green energy” technology to convert waste tires into distillates and carbon black by means of catalytic reaction under normal pressure.  There is no molecular structure change in the process.  Through Jinan Wanda’s patented catalyst process, the rubber waste is decomposed and reversed into its original carbon and hydrogen components.  After refining and rectifying, these components are converted into end products such as diesel, gasoline, and fuel oil.

Dr. James Wang, CEO of China Direct, stated, “We are very pleased to forge ahead with these two new and exciting business opportunities.  We feel confident both will have a significant impact on our overall revenues for 2007 as we continue to create value for our shareholders.  As both industries are experiencing rapid growth, we look forward to exploiting each venture’s technical and economic advantages in the global marketplace.  We believe our partners possess leading technologies that have significant competitive advantages, making them welcome additions to our growing portfolio of companies.”

Dr. Wang concluded, “Currently, we have six subsidiaries operating in China in five different industries including industrial metals, chemicals, alternative energy, management services, and toy distribution.  Together, these six operating subsidiaries have laid a strong foundation for us to grow for several years to come.  We are currently evaluating five additional candidates and intend to add more majority owned subsidiaries to the CDI family of companies in the near future.”

About China Direct, Inc.

China Direct, Inc. (OTCBB: CHND) is maintaining active, majority stakes in a diversified portfolio of Chinese companies as well as offering consulting services for both private and publicly traded Chinese entities.  Our mission is to create a platform to empower medium sized Chinese entities to effectively compete in the global economy.  As your direct link to China, our Company serves as a vehicle to allow investors to directly participate in the rapid growth of Chinese economy in a diversified and balanced way.  China Direct acquires a controlling interest in Chinese entities, providing support to develop and nurture these entities as they seek to emerge into global enterprises.  Our platform will allow small to medium sized Chinese entities to successfully expand their business globally.  For more information about China Direct, please visit http://www.cdii.net.

Safe Harbor Statement

Certain statements set forth in this press release constitute "forward-looking statements". Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements  Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements.  More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission at http://www.sec.gov.

Contact:

Investors

Alan Sheinwald

HC International
Phone: (914) 669-0222
Email: Alan.Sheinwald@HCinternational.net

For the Company,

China Direct, Inc.

Richard Galterio

Executive Vice President

Phone: 561-989-9171

Email: Richard@cdii.net